Exhibit 3.1

DATE	DOCUMENT ID	DESCRIPTION	FILING	EXPED	CERT	COPY
12/01/2023	202333501382	AMENDMENT TO ARTICLES (AMD)	50.00	300.00	0.00	0.00

Receipt

This is not a bill. Please do not remit payment.

VORYS, SATER, SEYMOUR AND PEASE LLP
ATTN: MICHELLE GOODWIN, CORPORATE PARALEGAL
52 EAST GAY STREET
COLUMBUS, OH 43215

STATE OF OHIO

CERTIFICATE

Ohio Secretary of State, Frank LaRose

1037038

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

WORTHINGTON ENTERPRISES, INC.

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
AMENDMENT TO ARTICLES	**202333501382**

Effective Date: 12/01/2023

United States of America
State of Ohio
Office of the Secretary of State

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 1st day of December, A.D. 2023.

Ohio Secretary of State

Form 540 Prescribed by: Mail this form to one of the following: —Toll Free: 877.767.3453 Regular Filing (non expedite)    â– Central Ohio: 614.466.3910 P.O.Box 1323 Frank laRose Ohiosos.gov columbus 432,6 wr~ Expedite Filing (Two business day processing time, OfaSantonfciState. business@ohiosos.gov J File online or for more information: OhioBusinessCentral.gov Columbus, oh 43216 For screen readers, follow instructions located at this path.     . Certificate of Amendment received (For-Profit, Domestic Corporation) Filing Fee: $50 Dec Cl 2023 Form Must Be Typed SECRETARY OF STATE Check appropriate box: â–¡Amendment to existing Articles of Incorporation (125-AMDS) â–¡Amended and Restated Articles (122-AMAP)—The following articles supersede the existing articles and all amendments thereto. Complete the following information: Worthington Industries, Inc. Name of Corporation Charter Number 1037038 Check one box below and provide information as required: The articles are hereby amended by the Incorporators. Pursuant to Ohio Revised Code section 1701.70 |—| (A), incorporators may adopt an amendment to the articles by a writing signed by them if initial directors are not named in the articles or elected and before subscriptions to shares have been received. . The articles are hereby amended by the Directors. Pursuant to Ohio Revised Code section 1701.70(A), directors may adopt amendments if initial directors were named in articles or elected, but subscriptions to shares have not been received. Also, Ohio Revised Code section 1701.70(B) sets forth additional cases in which directors may adopt an amendment to the articles. The resolution was adopted pursuant to Ohio Revised Code section 1701.70(B) 1701 .70(B)(6) (In this space insert the number 1 through 10 to provide basis for adoption.) ——— «l â–¡ The articles are hereby amended by the Shareholders pursuant to Ohio Revised Code section 1701.71. â–¡ The articles are hereby amended and restated pursuant to Ohio Revised Code section 1701.72. Form 540 Page2of4 Last Revised: 06/2019

A copy of the resolution of amendment is attached to this document. Note: If amended articles were adopted, they must set forth all provisions required in original articles except that articles amended by directors or shareholders need not contain any statement with respect to initial stated capital. See Ohio Revised Code section 1701.04 for required provisions. By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document. Must be signed by all Signature . incorporators, if amended by    . ..—’ incorporators, or an authorized officer if amended by directors or â– ; â– — shareholders, pursuant to Ohio By (if applicable) Revised Code section 1701.73(B) and (C)- Patrick J. Kennedy If authorized representative Print Name is an individual, then they must sign in the “signature” box and print their name ...    in the “Print Name” box. Signature If authorized representative is a business entity, not an — — — : ——— individual, then please print    J the business name in the By (if applicable) “signature box, an authorized representative    : — of the business entity must sign in the “By” box and print their name in the Print Name “Print Name” box. Form 540 Page3of4 Last Revised: 06/2019

ATTACHMENT TO CERTIFICATE OF AMENDMENT OF WORTHINGTON INDUSTRIES, INC. The following resolutions were authorized and approved at a Meeting by the Board of Directors of Worthington Industries, Inc., an Ohio corporation (“Corporation): RESOLVED, that Article FIRST of the Amended Articles of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows: FIRST: The. name of the Corporation shall be Worthington Enterprises, Inc.